UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2022

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01  Entry into Material Definitive Agreement

Credit Agreement

On April 29, 2022, certain wholly owned subsidiaries of Universal Logistics Holdings, Inc. (“Universal”) entered into a credit agreement with Fifth Third Bank, National Association (“Fifth Third”), as agent and sole bookrunner, a syndicate of lenders, and First Horizon Bank and Fifth Third, as joint lead arrangers. Universal’s subsidiaries, UTSI Finance, Inc. and UTS Realty, LLC, are the borrowers under the credit agreement.

The credit agreement provides for a term loan facility in the principal amount of $165.35 million, the full amount of which was funded on April 29, 2022. Under the terms of the credit agreement, the borrowers used the facility’s proceeds (a) to repay approximately $116.44 million of aggregate principal amount outstanding under the credit and security agreement among Universal’s applicable borrowing subsidiaries and KeyBank, N.A., including accrued and unpaid interest and related fees, (b) to repay in full approximately $39.49 million of aggregate principal amount outstanding under Universal’s term loan and security agreement with Flagstar Bank, FSB, including accrued and unpaid interest and related fees, and (c) to pay transaction-related fees and expenses, as further described under Item 1.2 below. The facility matures on April 29, 2032.

The facility is guaranteed by Apa Holdings, LLC, a wholly-owned subsidiary of Universal. The obligations under the facility are secured by first-priority mortgages on a total of 21 properties owned by borrowers and the guarantor, respectively, including all land and real property improvements, and first-priority assignments of rents and related leases of the loan parties.

Interest accrues on borrowings under the facility at a rate per annum equal to either (a) the secured overnight financing rate published by the Federal Reserve Bank of New York, plus an applicable margin equal to 2.12%, or (b) the greater of (i) 3.0% or (ii) the agent’s prime rate, minus in the case of either (i) or (ii), 2.0%. The borrowers are obligated to pay certain fees and expenses in connection with the facility, including a fee payable to Fifth Third for its services as agent. Principal and interest are payable on the facility on a monthly basis, based on an annual amortization of ten percent (10%). The interest payable is computed on an actual 360-day basis.

At any time after April 29, 2022, borrowers may sell, transfer, or otherwise dispose of property securing the facility, so long as (a) no default under the facility occurs and continues on the date of the disposition and after giving effect to the disposition, and (b) the borrowers make a mandatory prepayment to agent in an amount is equal to the net sale proceeds from the disposition. In the event the borrowers dispose of a property and timely pay the mandatory prepayment, the borrowers are not obligated to pay any penalty to the lenders. The borrowers are obligated to pay a breakage fee to the lenders at the time of the mandatory prepayment. The breakage fee is an amount equal to the product (x) the mandatory prepayment, multiplied by (y) either (i) 0.75% (until April 29, 2027) or (ii) 0.25% (after April 29, 2027).

The credit agreement includes customary affirmative and negative covenants, including financial covenants requiring minimum fixed charge coverage and leverage ratios, as defined in the credit agreement. The credit agreement also contains customary events of default that would permit the lenders to accelerate the loans if not cured within applicable grace periods, including but not limited to the failure to make timely payments, the failure to satisfy covenants, a change in control of Universal or its subsidiaries, and specified events of bankruptcy or insolvency.

The foregoing description of the credit agreement and related matters is qualified in its entirety by reference to the credit agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Interest Rate Swap Agreement

A wholly owned subsidiary of Universal entered into an interest rate swap transaction with Fifth Third on April 29, 2022. Universal’s subsidiary entered into the swap to fix and mitigate the risk associated with the floating rate debt outstanding under the credit agreement dated as of April 29, 2022 among certain of Universal’s subsidiaries, Fifth Third, and certain other lenders party thereto. The swap has a rate of 2.88% and a notional amount of $100 million.  The swap has an effective date of April 29, 2022 and a maturity date of April 30, 2027.

Universal may, subject to certain limitations, cause its subsidiary to modify or terminate the swap or enter into additional swap transactions in the future from time to time. Notwithstanding the terms of the swap, the borrowers remain ultimately obligated for all amounts due and payable under the credit agreement dated as of April 29, 2022 with Fifth Third and the other parties thereto in accordance with the terms thereof.

The foregoing description of the swap does not purport to be complete and is qualified in its entirety by reference to the confirmation of the swap filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 29, 2022, Universal caused its applicable borrowing subsidiaries to repay approximately $116.44 million of the outstanding principal amount of the term loan under the credit and security agreement among certain subsidiaries of Universal and KeyBank, N.A., as administrative agent. After giving effect to the repayment, (i) the entire balance of the term loan portion of the credit agreement was repaid, and (ii) approximately $154.95 million remains outstanding under the revolver portion of the credit agreement with KeyBank.

On April 29, 2022, Universal caused its applicable borrowing subsidiaries to terminate a term loan and security agreement with Flagstar Bank, FSB and repay certain indebtedness thereunder. At the time of termination, the Company repaid approximately $39.49 million in outstanding borrowings to Flagstar Bank, and no termination penalties were paid as a result of the termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of April 29, 2022 among UTSI Finance, Inc., UTS Realty, LLC, the lenders party thereto, and Fifth Third Bank, N.A., as agent for the lenders.

10.2	Confirmation of Transaction, dated April 29, 2022, between Fifth Third Bank, N.A. and UTSI Finance, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

April 29, 2022	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary